UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:

	(7)	Form, Schedule or Registration Statement No.:

	(8)	Filing Party:

	(9)	Date Filed:

AXALTA COATING SYSTEMS LTD.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103

SUPPLEMENT DATED MARCH 27, 2018 TO
NOTICE OF 2018 ANNUAL GENERAL MEETING AND PROXY STATEMENT
DATED MARCH 22, 2018
FOR THE ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD ON MAY 2, 2018

This Supplement provides updated information with respect to the 2018 Annual General Meeting of Members (the “Annual Meeting”) of Axalta Coating Systems Ltd. (“Axalta”) to be held on Wednesday, May 2, 2018. On March 22, 2018, Axalta commenced distributing to its shareholders a Notice of the 2018 Annual General Meeting of Members and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which corrects an error in certain data provided in Proposal No. 6, should be read in conjunction with the Notice and Proxy Statement.

Proposal No. 6 – Amendment and Restatement of our 2014 Incentive Award Plan

The table on page 63 of the Notice and Proxy Statement summarizing our prior three-year equity grant history incorrectly listed the number of time-based full value awards granted in 2015 as 1,075,419. The correct number of time-based full value awards granted in fiscal year 2015 was 1,705,419. All other numbers in this table are accurate.

Voting Matters

If you have already voted your shares via the Internet, telephone or by returning your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you do wish to change your vote, you may do so by revoking your proxy at any time prior to the Annual Meeting by: (i) delivering to our Corporate Secretary an instrument revoking the proxy; (ii) delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy). Shares already voted by proxy will remain valid and will be voted at the Annual Meeting unless revoked.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be Held on May 2, 2018: The Proxy Statement and Annual Report are available at www.proxyvote.com.

The proxy materials contain important information about how to vote your shares, revoke a proxy or voting instructions that you have already given, attend the Annual Meeting in person, and request paper copies of the proxy materials. We urge you to refer to those materials for that information.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Michael Finn
Senior Vice President, General Counsel and Corporate Secretary
March 27, 2018